EXHIBIT 99.1

USA Truck Reports Record Third Quarter 2021 Results

●	3Q 2021 earnings per diluted share of $0.54 versus 3Q 2020 earnings per diluted share of $0.26
●	3Q 2021 adjusted earnings per diluted share(a) of $0.57 versus 3Q 2020 adjusted earnings per diluted share(a) of $0.29
●	3Q 2021 consolidated operating revenue increased 27.7% to a quarterly record of $181.0 million from $141.8 million in 3Q 2020

Van Buren, AR – October 28, 2021 – USA Truck Inc. (NASDAQ: USAK), a leading capacity solutions provider, today announced its financial results for the three and nine months ended September 30, 2021.

For the quarter ended September 30, 2021 (the “2021 Quarter”), consolidated operating revenue was $181.0 million compared to $141.8 million for the quarter ended September 30, 2020 (the “2020 Quarter”).  Base revenue(a) for the 2021 Quarter, which excludes fuel surcharge revenue, was $163.2 million compared to $131.5 million for the 2020 Quarter.  The Company reported net income of $4.8 million, or $0.54 per diluted share for the 2021 Quarter and adjusted net income(a) of $5.1 million, or $0.57 per diluted share, compared to net income of $2.3 million, or $0.26 per diluted share and adjusted net income(a) of $2.6 million, or $0.29 per diluted share for the 2020 Quarter.  The Company’s consolidated operating ratio was 95.7%, compared to 96.9% for the 2020 Quarter.

President and CEO James Reed commented, “We continue to transform the culture of our Company and in doing so we have delivered five straight quarters of record quarterly adjusted earnings per share.  Our team set a second consecutive quarterly operating revenue record at $181.0 million and posted a 140 basis point improvement in adjusted operating ratio(a) year over year.

For the third quarter, the combined effect of the market dynamics and our execution saw our Trucking segment adjusted operating ratio(a) improve 50 basis points year over year to 95.3%.  USAT Logistics load volume increased 14.4% with operating revenue up 56.7% year over year and adjusted operating ratio(a) improved by 250 basis points year over year to 95.5%.  We are proud of our progress and especially of our people who continue to improve results day after day.”

Trucking: For the 2021 Quarter, Trucking operating revenue (before intersegment eliminations) increased $15.8 million, or 16.2%, to $113.2 million compared to the 2020 Quarter.  Trucking operating income of $4.5 million for the 2021 Quarter reflected an operating ratio of 96.1% compared to operating income of $3.5 million and an operating ratio of 96.5% for the 2020 Quarter.  This represented an increase of $1.0 million year over year in operating income and a 40 basis point improvement in operating ratio.  Trucking adjusted operating income(a) was $4.8 million for the 2021 Quarter, reflecting an adjusted operating ratio(a) of 95.3%, compared to adjusted operating income(a) of $3.8 million and an adjusted operating ratio(a) of 95.8% for the 2020 Quarter.  This represented an increase of $1.0 million year over year in adjusted operating income(a) and a 50 basis point improvement in adjusted operating ratio(a).

Trucking operations delivered the following results for the 2021 Quarter compared to the 2020 Quarter:

●	Base revenue per available tractor per week increased $689, or 19.9%, primarily due to an increase in base revenue per loaded mile.
●	Base revenue per loaded mile increased $0.504, or 22.0% as a result of increased spot and contract pricing driven by market pressures.
●	Deadhead percentage improved 80 basis points, but deteriorated 40 basis points compared to the sequential quarter.
●	Loaded miles per available tractor per week decreased 26 miles, or 1.7%.
●	Average number of seated tractors was 1,750, which represented a decrease of 4.2% when compared to an average of 1,827 in the 2020 Quarter. Average unseated tractor percentage was 5.8%, an improvement from 7.2% for the 2020 Quarter and 7.0% for the sequential quarter.

USAT Logistics: Operating revenue (before intersegment eliminations) was $81.6 million for the 2021 Quarter, an increase of $29.5 million, or 56.7% compared to the 2020 Quarter.  Both operating income and adjusted operating income(a) were $3.4 million for the 2021 Quarter, reflecting an operating ratio of 95.8% and an adjusted operating ratio(a) of 95.5%, compared to operating income and adjusted operating income(a) of $1.0 million and an operating ratio of 98.1% and adjusted operating ratio(a) of 98.0% for the 2020 Quarter.  This change represented an increase of $2.4 million year over year in both operating income and adjusted operating income(a) and an improvement of 230 basis points in operating ratio and 250 basis points in adjusted operating ratio(a) compared to the 2020 Quarter.

USAT Logistics operations delivered the following results during the 2021 Quarter:

●	Gross margin dollars increased 61.4% to $9.5 million compared to the 2020 Quarter, and decreased 2.5%, or $0.2 million, sequentially.
●	Gross margin percentage improved 30 basis points to 11.6% when compared to 11.3% for the 2020 Quarter, and deteriorated by 80 basis points sequentially from 12.4%.
●	Revenue per load increased 37.0%, or $599 per load compared to the 2020 Quarter, and 4.6%, or $97 per load, sequentially.
●	Load count increased by 4,638 loads, or 14.4% compared to the 2020 Quarter, and decreased 338 loads, or 0.9%, sequentially.

Segment Results

The following table includes key operating results and statistics by reportable segment:

	Three Months Ended		Nine Months Ended		Three Months Ended
	September 30,		September 30,		June 30,
Trucking:	2021	2020	2021	2020	2021
Operating revenue (before intersegment eliminations) (in thousands)	$113,200	$97,383	$321,663	$280,005	$105,361
Operating income (1) (in thousands)	$4,459	$3,453	$11,037	$2,941	$3,057
Adjusted operating income (2) (in thousands)	$4,782	$3,799	$12,036	$4,276	$3,380
Operating ratio (3)	96.1%	96.5%	96.6%	98.9%	97.1%
Adjusted operating ratio (4)	95.3%	95.8%	95.8%	98.3%	96.4%
Total miles (5) (in thousands)	41,034	44,686	125,882	136,366	42,700
Deadhead percentage (6)	11.6%	12.4%	11.5%	12.9%	11.2%
Base revenue per loaded mile	$2.792	$2.288	$2.578	$2.129	$2.461
Average number of seated tractors	1,750	1,827	1,773	1,884	1,787
Average number of available tractors (7)	1,857	1,969	1,891	2,005	1,922
Average number of in-service tractors (8)	1,891	1,991	1,922	2,026	1,949
Loaded miles per available tractor per week	1,486	1,512	1,511	1,513	1,518
Base revenue per available tractor per week	$4,149	$3,460	$3,896	$3,221	$3,735
Average loaded miles per trip	497	507	509	501	509

USAT Logistics:
Operating revenue (before intersegment eliminations) (in thousands)	$81,578	$52,059	$228,708	$126,623	$78,749
Operating income (1) (in thousands)	$3,412	$981	$9,809	$181	$3,872
Adjusted operating income (2) (in thousands)	$3,412	$984	$9,811	$188	$3,872
Gross margin (9) (in thousands)	$9,490	$5,880	$27,447	$14,561	$9,733
Gross margin percentage (10)	11.6%	11.3%	12.0%	11.5%	12.4%
Load count (in thousands)	36.8	32.1	106.9	92.7	37.1

1)Operating income is calculated by deducting operating expenses (before intersegment eliminations) from operating revenue (before intersegment eliminations).
2)Adjusted operating income(a) is calculated by deducting operating expenses (before intersegment eliminations) excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue, from operating revenue (before intersegment eliminations), net of fuel surcharge revenue.
3)Operating ratio is calculated as operating expenses (before intersegment eliminations) as a percentage of operating revenue (before intersegment eliminations).
4)Adjusted operating ratio(a) is calculated as operating expenses (before intersegment eliminations) excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue (before intersegment eliminations) excluding fuel surcharge revenue.
5)Total miles include both loaded and empty miles.
6)Deadhead percentage is calculated by dividing empty miles by total miles.
7)Available tractors are a) all Company tractors that are available to be dispatched, including available unseated tractors, and b) all tractors in the independent contractor fleet.
8)In-service tractors include all of the tractors in the Company fleet (Company-operated tractors) and all the tractors in the independent contractor fleet.

9)Gross margin is calculated by deducting USAT Logistics purchased transportation expense from USAT Logistics operating revenue (before intersegment eliminations).
10)Gross margin percentage is calculated as USAT Logistics gross margin divided by USAT Logistics operating revenue (before intersegment eliminations).

Balance Sheet and Liquidity

As of September 30, 2021, total debt and finance lease liabilities was $129.1 million, total debt and finance lease liabilities, net of cash (excluding restricted cash) (“Net Debt”)(a) was $128.9 million and total stockholders’ equity was $98.6 million.  Net Debt(a) to Adjusted EBITDA(a) for the trailing twelve months ended September 30, 2021 was 1.8x, and the Company had $96.3 million available to borrow under its Credit Facility as of September 30, 2021.

Third Quarter 2021 Conference Call Information

USA Truck will hold a conference call to discuss its third quarter 2021 results on Friday, October 29, 2021 at 8:00 AM CT / 9:00 AM ET.  To participate in the call, please dial 1-844-602-0380 (U.S./Canada) or 1-862-298-0970 (International).  A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s website www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu.  For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Events & Presentations” tab of the ”Investor Relations” menu, or may be accessed using the following link:  https://www.webcaster4.com/Webcast/Page/2611/42596.  A telephone replay of the call will also be available for one year from the date of the call.

(a) About Non-GAAP Financial Information

In addition to our GAAP results, this press release also includes certain non-GAAP financial measures, as defined by the SEC.  The terms “Base Revenue”, “Net Debt”, “EBITDA”, “Adjusted EBITDA”, “Adjusted operating ratio”, “Adjusted operating income”, “Adjusted net income (loss)”, and “Adjusted earnings (loss) per diluted share”, as we define them, are not presented in accordance with GAAP.

The Company defines Base Revenue as operating revenue less fuel surcharge revenue and intercompany eliminations.  The Company defines Net Debt as total debt, including insurance premium financing and financing lease liabilities, net of cash.  The Company defines EBITDA as net income (loss), plus interest expense net of interest income, provision for income tax expense (benefit) and depreciation and amortization.  The Company defines Adjusted EBITDA as EBITDA plus non-cash equity compensation and severance costs included in salaries, wages and employee benefits.  Adjusted operating ratio is calculated as operating expenses excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue.  Adjusted operating income is calculated by deducting operating expenses excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue, from operating revenue, net of fuel surcharge revenue.  Adjusted net income (loss) is defined as net income (loss) excluding severance costs included in salaries, wages and employee benefits, certain asset impairments and amortization of acquisition related intangibles plus or minus the income tax effect of such adjustments using a statutory tax rate.  Adjusted earnings (loss) per diluted share is defined as Adjusted net income (loss) divided by the weighted average number of diluted shares outstanding during the period.  The per-share impact of each item is determined by dividing it by the weighted average diluted shares outstanding.  These financial measures supplement our GAAP results in evaluating certain aspects of our business.  We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance.  Management and the board of directors focus on Base Revenue, Net Debt, EBITDA, Adjusted EBITDA, Adjusted operating ratio, Adjusted operating income, Adjusted net income (loss), and Adjusted earnings (loss) per diluted share as key measures of our performance and liquidity, each of which are reconciled to the most comparable GAAP financial measure and further discussed below.  We believe our presentation of these non-GAAP financial measures is useful to investors and other users because it provides them the same information that we use internally for purposes of assessing our core operating performance.

These non-GAAP financial measures are not substitutes for their comparable GAAP financial measures, such as total revenue, total debt, net income (loss), cash flows from operating activities, operating ratio, net income, diluted earnings (loss) per share, or other measures prescribed by GAAP.  There are limitations to using non-GAAP financial measures.  Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define or calculate these measures differently.  Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business.  Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G and Regulation S-K, we have provided reconciliations of Base Revenue, Net Debt, EBITDA, Adjusted EBITDA, Adjusted operating ratio, Adjusted operating income, Adjusted net income (loss), and Adjusted earnings (loss) per diluted share to the most comparable GAAP financial measures at the end of this press release.

Cautionary Statement Concerning Forward-Looking Statements

Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release.  As such, this information remains subject to the completion of our quarterly review procedures, and the filing of the related Quarterly Report on Form 10-Q, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995.  These statements generally may be identified by their use of terms or phrases such as “seeks,” “expects,” “estimates,” “anticipates,” “projects,” “believes,” “hopes,” “plans,” “goals,” “intends,” “may,” “might,” “likely,” “will,” “should,” “would,” “could,” “potential,” “predict,” “continue,” “strategy,” “future” and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, including the impacts and duration of the COVID-19 pandemic.  In addition, there are other risks, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ materially from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which it is made.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information, except as required by law.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.  All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar expression refer to USA Truck Inc. and its subsidiaries.

About USA Truck

USA Truck provides comprehensive capacity solutions to a broad and diverse customer base throughout North America.  Our Trucking and USAT Logistics divisions blend an extensive portfolio of asset and asset-light services, offering a balanced approach for our customers’ supply chain management, including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services.  For more information, visit usa-truck.com or usatlogistics.com.

This press release and related information will be available to interested parties at our investor relations website, http://investor.usa-truck.com.

Zachary King, SVP & CFO

(479) 471-2694

zachary.king@usa-truck.com

Michael Stephens, Investor Relations

(479) 471-2610

michael.stephens@usa-truck.com

USA TRUCK INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

	(in thousands, except per share data)
Operating revenue	$180,997	$141,786	$509,533	$392,296

Operating expenses:
Salaries, wages and employee benefits	40,294	34,916	113,337	104,397
Fuel and fuel taxes	12,740	9,734	36,598	29,679
Depreciation and amortization	8,807	9,896	27,540	29,941
Insurance and claims	5,542	5,388	16,532	15,254
Equipment rent	1,900	1,895	5,897	5,625
Operations and maintenance	8,849	9,894	24,698	28,294
Purchased transportation	88,895	59,617	245,936	156,707
Operating taxes and licenses	1,082	1,167	3,677	3,675
Communications and utilities	709	867	2,309	2,586
(Gain) loss on disposal of assets, net	(105)	398	(422)	420
Asset impairments	—	—	—	588
Other	4,413	3,580	12,585	12,008
Total operating expenses	$173,126	$137,352	$488,687	$389,174
Operating income	7,871	4,434	20,846	3,122

Other expenses:
Interest expense, net	992	1,416	3,031	4,335
Other, net	128	57	238	167
Total other expenses, net	1,120	1,473	3,269	4,502
Income (loss) before income taxes	6,751	2,961	17,577	(1,380)
Income tax expense (benefit)	1,938	666	4,974	(193)

Consolidated net income (loss) and comprehensive income (loss)	$4,813	$2,295	$12,603	$(1,187)

Net earnings (loss) per share:
Average shares outstanding (basic)	8,795	8,807	8,816	8,762
Basic earnings (loss) per share	$0.55	$0.26	$1.43	$(0.14)

Average shares outstanding (diluted)	8,930	8,955	8,961	8,762
Diluted earnings (loss) per share	$0.54	$0.26	$1.41	$(0.14)

GAAP TO NON-GAAP RECONCILIATIONS

(UNAUDITED)

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	Three Months Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020

	(in thousands)
Net income	$4,813	$4,193	$3,597	$5,933
Add:
Depreciation and amortization	8,807	9,163	9,570	11,418
Interest expense, net	992	1,014	1,025	1,270
Income tax expense	1,938	1,673	1,363	2,402
EBITDA	16,550	16,043	15,555	21,023
Add:
Non-cash equity compensation	561	577	168	565
Severance costs included in salaries, wages and employee benefits	—	—	34	50
Adjusted EBITDA	$17,111	$16,620	$15,757	$21,638

ADJUSTED NET INCOME (LOSS) RECONCILIATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

	(in thousands)
Net income (loss)	$4,813	$2,295	$12,603	$(1,187)
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	9	34	185
Asset impairment - land	—	—	—	137
Amortization of acquisition related intangibles	323	340	967	1,020
Income tax effect of adjustments	(82)	(89)	(255)	(342)
Adjusted net income (loss)	$5,054	$2,555	$13,349	$(187)

ADJUSTED EARNINGS (LOSS) PER DILUTED SHARE RECONCILIATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Earnings (loss) per diluted share	$0.54	$0.26	$1.41	(0.14)
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	0.00	0.00	0.02
Asset impairment - land	—	—	—	0.02
Amortization of acquisition related intangibles	0.04	0.04	0.11	0.12
Income tax effect of adjustments	(0.01)	(0.01)	(0.03)	(0.04)
Adjusted earnings (loss) per diluted share	$0.57	$0.29	$1.49	$(0.02)

NET DEBT RECONCILIATION

	September 30, 2021	December 31, 2020

	(in thousands)
Total current debt and financing lease liabilities	$13,953	$18,446
Long-term debt, less current maturities	68,110	81,352
Financing leases, less current maturities	47,024	54,482
Total Debt	129,087	154,280
Less: Cash, excluding restricted cash	(218)	(82)
Net Debt	$128,869	$154,198

ADJUSTED OPERATING RATIO RECONCILIATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Consolidated	2021	2020	2021	2020

	(in thousands)
Operating revenue	$180,997	$141,786	$509,533	$392,296
Less: fuel surcharge revenue	(17,758)	(10,249)	(49,072)	(34,794)
Base revenue	$163,239	$131,537	$460,461	$357,502
Operating expense	$173,126	$137,352	$488,687	$389,174
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	(9)	(34)	(185)
Asset impairment - land	—	—	—	(137)
Amortization of acquisition related intangibles	(323)	(340)	(967)	(1,020)
Fuel surcharge revenue	(17,758)	(10,249)	(49,072)	(34,794)
Adjusted operating expense	$155,045	$126,754	$438,614	$353,038
Operating income	$7,871	$4,434	$20,846	$3,122
Adjusted operating income	$8,194	$4,783	$21,847	$4,464
Operating ratio	95.7%	96.9%	95.9%	99.2%
Adjusted operating ratio	95.0%	96.4%	95.3%	98.8%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Trucking Segment	2021	2020	2021	2020

	(in thousands)
Operating revenue	$113,096	$96,732	$320,974	$277,652
Intersegment activity	104	651	689	2,353
Operating revenue (before intersegment eliminations)	113,200	97,383	321,663	280,005
Less: fuel surcharge revenue	(11,945)	(7,847)	(34,302)	(27,218)
Base revenue	$101,255	$89,536	$287,361	$252,787
Operating expense (before intersegment eliminations)	$108,741	$93,930	$310,626	$277,064
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	(6)	(32)	(178)
Asset impairment - land	—	—	—	(137)
Amortization of acquisition related intangibles	(323)	(340)	(967)	(1,020)
Fuel surcharge revenue	(11,945)	(7,847)	(34,302)	(27,218)
Adjusted operating expense	$96,473	$85,737	$275,325	$248,511
Operating income	$4,459	$3,453	$11,037	$2,941
Adjusted operating income	$4,782	$3,799	$12,036	$4,276
Operating ratio	96.1%	96.5%	96.6%	98.9%
Adjusted operating ratio	95.3%	95.8%	95.8%	98.3%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
USAT Logistics Segment	2021	2020	2021	2020

	(in thousands)
Operating revenue	$67,901	$45,054	$188,559	$114,644
Intersegment activity	13,677	7,005	40,149	11,979
Operating revenue (before intersegment eliminations)	81,578	52,059	228,708	126,623
Less: fuel surcharge revenue	(5,829)	(2,565)	(15,694)	(8,260)
Base revenue	$75,749	$49,494	$213,014	$118,363
Operating expense (before intersegment eliminations)	$78,166	$51,078	$218,899	$126,442
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	(3)	(2)	(7)
Fuel surcharge revenue	(5,829)	(2,565)	(15,694)	(8,260)
Adjusted operating expense	$72,337	$48,510	$203,203	$118,175
Operating income	$3,412	$981	$9,809	$181
Adjusted operating income	$3,412	$984	$9,811	$188
Operating ratio	95.8%	98.1%	95.7%	99.9%
Adjusted operating ratio	95.5%	98.0%	95.4%	99.8%

USA TRUCK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

Assets	September 30, 2021	December 31, 2020

Current assets:	(in thousands, except share data)
Cash and restricted cash (restricted cash of $153 and $243, respectively)	$371	$325
Accounts receivable, net of allowance for doubtful accounts of $395 and $617, respectively	84,994	63,984
Other receivables	4,669	2,873
Inventories	1,399	975
Assets held for sale	—	2,635
Prepaid expenses and other current assets	4,844	8,749
Total current assets	96,277	79,541
Property and equipment:
Land and structures	34,205	33,488
Revenue equipment	304,408	305,509
Service, office and other equipment	30,929	30,331
Property and equipment, at cost	369,542	369,328
Accumulated depreciation and amortization	(168,261)	(150,173)
Property and equipment, net	201,281	219,155
Operating leases - right of use assets	24,523	28,154
Goodwill	5,231	5,231
Other intangibles, net	14,137	15,105
Other assets	2,941	3,046
Total assets	$344,390	$350,232
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$36,723	$27,045
Current portion of insurance and claims accruals	9,243	9,846
Accrued expenses	15,899	10,798
Current finance lease obligations	12,190	11,655
Current operating lease obligations	6,977	6,838
Long-term debt, current maturities	1,763	6,791
Total current liabilities	82,795	72,973
Other long-term liabilities	2,805	4,817
Long-term debt, less current maturities	68,110	81,352
Long-term finance lease obligations	47,024	54,482
Long-term operating lease obligations	17,972	21,690
Deferred income taxes	19,079	23,414
Insurance and claims accruals, less current portion	8,003	6,803
Total liabilities	245,788	265,531
Stockholders' equity:
Preferred Stock, $0.01 par value; 1,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 30,000,000 shares authorized; issued 12,254,116 shares, and 12,037,966 shares, respectively	123	120
Additional paid-in capital	63,082	60,692
Retained earnings	91,118	78,515
Less treasury stock, at cost (3,366,826 shares, and 3,293,223 shares, respectively)	(55,721)	(54,626)
Total stockholders' equity	98,602	84,701
Total liabilities and stockholders' equity	$344,390	$350,232